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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No. 2)

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    / /  Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                            ECC International Corp.
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                (Name of Registrant as Specified In Its Charter)

                               Michael N. Taglich
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE                           FOR ADDITIONAL INFORMATION
---------------------                           Contact:    Michael Taglich
                                                            212-479-7112


                    Michael N. Taglich Announces Hostile Proxy Fight
                          Regarding ECC International Corp.




     NEW YORK, NEW YORK, NOVEMBER 20, 1996 - Michael N. Taglich, a shareholder of ECC International Corp., announced today that he has commenced a proxy contest. He stated that "it is designed to maximize the value of ECC shares and make the Company's by-laws more shareholder-friendly."

     Mr. Taglich stated, "I believe that ECC should hire a nationally recognized investment banking firm to sell the Company or its businesses. Wall Street analysts believe ECC's defense business segment alone could be worth $13.00 to $15.00 per share, and the vending business could be worth an additional $2.00 to $3.00."

     Mr. Taglich's proposed by-law changes will allow shareholders owning 10% or more of the Company's shares to call a special meeting at any time.

     Commenting on the Company's proxy, Mr. Taglich lambasted the Company's proposed by-law changes as insincere for two reasons:

     "First, the Board of Directors of ECC can change the by-laws at any time. They do not require shareholder approval. By including this change in the Company's proxy they are attempting to muddy the waters. The Company is attempting to confuse shareholders.

     "Second, and more to the point, the Company's threshold of 30% for calling a special meeting (versus my proposal of 10%) sets an unreasonable barrier, particularly in view of the 22 1/2% threshold of ECC's "poison pill".

     Mr. Taglich continued, "The Company has stated in its proxy that its opposition to the engagement of an investment banker is founded on the belief that uncertainty as to the future control and direction of the Company will have a negative impact on potential new contracts. I do not share this concern. Furthermore, if the Company truly believes this, then they should have not declined my repeated offers to avoid publicity."

    "I believe that the true cause of opposition can be found in the Company's proxy. I would like to point out that despite a 61% decline in earnings per shares, Mr. George Murphy, the President of ECC, received a raise and total compensation of over $400,000, including, incredibly, a $45,000 bonus! Clearly there are differing economic agendas between the shareholders and management."

    Michael N. Taglich is President of Taglich Brothers, D'Amadeo, Wagner & Company, Inc., a New York based brokerage firm.